Exhibit 16.1

SEALE and BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

April 14, 2010

Office Of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated April 14, 2010 of Intake Communications, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal. We cannot confirm or deny that the appointment of Lake and Associates, CPA’s was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

CC:	U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

202-551-5300 Phone

202-772-9252 Fax

Seale and Beers, CPAs	PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351